Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333‐82666, No. 333‐113058, No. 333‐142073, No. 333‐142075, No. 333‐147113, No. 333‐156661, No. 333‐163123, No. 333‐167891, No. 333‐169658, No. 333‐187239, No. 333‐236758) on Form S‐3 and (No. 333‐122657, No. 333‐151314, No. 333‐179847, No. 333‐196181, No. 333-236763) on Form S‐8 of our reports dated February 23, 2022, with respect to the consolidated financial statements and financial statement schedule III of Hersha Hospitality Trust and subsidiaries and the effectiveness of internal control over financial reporting.

Our report dated February 23, 2022, on the consolidated financial statements, contains an explanatory paragraph that states that the Company has significant debt maturities in August 2022 for which the Company does not have committed funds, which raises substantial doubt about its ability to continue as a going concern.

/s/ KPMG LLP

Philadelphia, Pennsylvania
February 23, 2022